Exhibit 10.3

FINAL FORM

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of [_____________], 2015 by each of John G. Gulbin, III, an individual residing in the State of South Carolina (“Gulbin”), and Tempus Intermediate Holdings, LLC, a Delaware limited liability company (“Tempus Jets”, and together with Gulbin, the “Subject Parties”), in favor of and for the benefit of Tempus Applied Solutions Holdings, Inc., a Delaware corporation (“Pubco”), Tempus Applied Solutions, LLC, a Delaware limited liability company (the “Company”), and each of their respective present and future successors and direct and indirect Subsidiaries (collectively, the “Covered Parties”). Certain capitalized terms used in this Agreement are defined in Section 7(l) below.

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of January 5, 2015 (the “Merger Agreement”), by and among the Company, the members of the Company identified therein prior to giving effect to the Transactions (as defined below), including Gulbin (the “Members”), the Members’ Representative named therein, Chart Acquisition Corp., a Delaware corporation (“Chart”), Pubco, Chart Merger Sub Inc., a Delaware corporation (“Chart Merger Sub”), TAS Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub”), Chart Acquisition Group, LLC in its capacity as the representative for the equityholders of Chart and Pubco (other than the Members and their successors and assigns) (the “Chart Representative”), and the Warrant Offerors named therein, (i) Chart Merger Sub will merge with and into Chart, with Chart being the surviving entity and a wholly-owned subsidiary of Pubco, and with former Chart shareholders receiving newly issued shares of common stock of Pubco, (ii) Company Merger Sub will merge with and into the Company, with the Company being the surviving entity and a wholly owned-subsidiary of Pubco, and with the Members receiving newly issued shares of common stock of Pubco, and (iii) Pubco will become a publicly traded company;

WHEREAS, the Company is engaged in the business of providing, directly or indirectly, to or through the United States government and its instrumentalities, foreign governments and their instrumentalities, heads of state, private businesses and others, turnkey and customized aircraft design, engineering, modification and integration services and operations solutions that support aircraft mission requirements, including without limitation any charter brokerage, crew, flight planning, fueling, regulatory, customs, maintenance and insurance services provided in connection therewith (the “Business”);

WHEREAS, Gulbin, along with the other Members, are also members of Tempus Jets, and the Company was formed by Gulbin and the other Members in December 2014 as a new start-up sister company to Tempus Jets to focus on the Business, for which Tempus Jets was previously prevented from competing, with Gulbin focusing on Tempus Jets’ business and other Members being actively involved in the Business through the Company;

WHEREAS, the Merger Agreement requires as a condition to Chart’s and Pubco’s obligations to consummate the mergers and the other transactions contemplated by the Merger Agreement (the “Transactions”) that the Subject Parties execute and deliver this Agreement;

WHEREAS, Pubco, as a material inducement to consummate the Transactions, and to enable Pubco to secure more fully for itself, its Subsidiaries and its shareholders the benefits of the Transactions, requires that the Subject Parties enter into this Agreement; and

WHEREAS, Gulbin, as a Member, and the members of Tempus Jets will receive a material benefit from the Transactions.

NOW, THEREFORE, in order to induce Pubco to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Parties hereby agree as follows:

1. Restriction on Competition.

(a) Restriction. Each Subject Party agrees that from the date of the consummation of the Transactions (the “Closing Date”) until the four (4) year anniversary of the Closing Date (such period, the “Restricted Period”), such Subject Party will not, without the prior written consent of Pubco (which may be withheld in its sole discretion), anywhere in the United States or elsewhere in the world, directly or indirectly, engage in the Business (other than, with respect to Gulbin, through the Covered Parties) or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity (other than a Covered Party) that engages in the Business (a “Competitor”); provided, however, that such Subject Party may own, as a passive investment, equity interests of any Competitor if (A) such equity interests are listed on a national securities exchange in the United States; and (B) such Subject Party, together with any of such Subject Party’s Affiliates, owns beneficially (directly or indirectly) less than three percent (3%) of the total issued and outstanding equity interests of such entity.

(b) Acknowledgment. Each Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or such Subject Party’s own education, experience and training, that (i) such Subject Party possesses knowledge of confidential information of the Company and the Business, (ii) such Subject Party’s execution of this Agreement is a material inducement to Pubco to consummate the Transactions and to realize the Company’s goodwill, for which such Subject Party (or the members thereof) will receive a substantial direct or indirect financial benefit, and that Pubco would not have entered into the Merger Agreement or consummated the Transactions but for such Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and reduce the value of the assets of the Company and cause serious and irreparable injury if any Subject Party were to use such Subject Party’s ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) such Subject Party has no intention of engaging in the Business during the Restricted Period, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon such Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the world and compete with other businesses that are or could be located in any part of the world, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to the Subject Parties under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. Each Subject Party agrees that, during the Restricted Period, such Subject Party will not, without the prior written consent of Pubco (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person, directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Person who was an employee, consultant or independent contractor of the Covered Parties as of the Closing Date or within the one (1) year period preceding the Closing Date (any such Persons, “Covered Party Personnel”); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Party Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Party Personnel and any Covered Party; provided, however, (i) no Subject Party will be deemed to have violated this Section 2(a) if any Covered Party Personnel voluntarily and independently solicits an offer of employment from such Subject Party (or other Person whom such Subject Party is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of such Subject Party (or such other Person whom such Subject Party is acting on behalf of) that is not targeted at such Covered Party Personnel or Covered Party Personnel generally, so long as such Covered Party Personnel is not hired; and (ii) the foregoing will not prohibit a Subject Party from using the same professional advisors as the Covered Parties (unless such use would prevent a Covered Party from using such professional advisor as a result of any ethical conflicts in accordance with such advisor’s professional standards).

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(b) Non-Solicitation of Customers and Suppliers. Each Subject Party agrees that, during the Restricted Period, such Subject Party will not, without the prior written consent of Pubco (which may be withheld in its sole discretion), individually or on behalf of any other Person, directly or indirectly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Person who was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party as of or within the one (1) year period preceding the Closing Date (a “Covered Customer”) to (A) cease being, or not become, a client or customer of any Covered Party with respect to or relating to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business.

(c) Non-Disparagement. Each Subject Party agrees that from and after the Closing Date such Subject Party will not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict any Subject Party from providing truthful testimony or information in response to a subpoena or investigation by a governmental authority or in connection with any legal action by such Subject Party against any Covered Party that is asserted by such Subject Party in good faith.

3. Confidentiality. From and after the Closing Date, each Subject Party will, and will cause each of its Representatives to, keep confidential and not directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Pubco (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where any Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no fault of, or other wrongdoing by, such Subject Party or any of its Representatives; (iii) is already in the possession of such Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation, and through no fault of such Subject Party or any of its Representatives; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) such Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, such Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

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4. Representations and Warranties. Each Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) such Subject Party has full power and capacity to execute and deliver, and to perform all of such Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of such Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which such Subject Party is a party or otherwise bound. By entering into this Agreement, each Subject Party certifies and acknowledges that such Subject Party has carefully read all of the provisions of this Agreement, and that such Subject Party voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of the Subject Parties contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Each Subject Party agrees that, in the event of any breach or threatened breach by such Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek and, if awarded by a court of competent jurisdiction or as provided in Section 7(e) below, obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which each Subject Party expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. Each Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement under the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve any Subject Party of any obligation or liability arising from any breach by such Subject Party of this Agreement during the Restricted Period. Each Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which such Subject Party is in violation of any provision of such Sections.

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7. Miscellaneous.

(a) Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email (with affirmative confirmation of receipt, and provided, that the party providing notice shall within two (2) Business Days provide notice by another method under this Section 7(a)) or (iii) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to Pubco (or any other Covered Party), to:

Tempus Applied Solutions Holdings, Inc.
c/o Chart Acquisition Corp.
75 Rockefeller Plaza, 14th Floor
New York, NY 10019
Attention: Joseph Wright
Telephone: (212) 350-8205
Facsimile: (212) 350-8299
E-mail: jwright@chartgroup.com

with a copy (that will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention:  Douglas S. Ellenoff, Esq.
                   Richard Baumann, Esq.
Telephone: (212) 370-1300
Facsimile: (212) 370-7889
E-mail:   ellenoff@egsllp.com
               rbaumann@egsllp.com

If to Gublin, to: John G. Gulbin, III [ADDRESS] [ADDRESS] Telephone: [ ] Facsimile: [ ] E-mail: [ ]

with a copy (that will not constitute notice) to:

Alston & Bird LLP
101 S. Tryon St., Suite 4000
Charlotte, NC 28280-4000
Attention:  Gary C. Ivey, Esq.
                   T. Scott Kummer, Esq.
Telephone: 704-444-1090
Facsimile: 704-444-1690
E-mail:  gary.ivey@alston.com
              scott.kummer@alston.com

If to Tempus Jets, to: Tempus Intermediate Holdings, LLC [ADDRESS] [ADDRESS] Attention: [ ] Telephone: [ ] Facsimile: [ ] E-mail: [ ]

with a copy (that will not constitute notice) to:

Alston & Bird LLP
101 S. Tryon St., Suite 4000
Charlotte, NC 28280-4000
Attention:  Gary C. Ivey, Esq.
                   T. Scott Kummer, Esq.
Telephone: 704-444-1090
Facsimile: 704-444-1690
E-mail: gary.ivey@alston.com
             scott.kummer@alston.com

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

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(b) Integration and Non-Exclusivity. This Agreement contains the entire agreement between the Subject Parties and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of each Subject Party, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including written agreement between the Subject Parties and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Parties or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any agreement between any Subject Party and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between any Subject Party and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to such Subject Party.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Parties and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Each Subject Party will, at a Covered Party’s request, join the Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Parties and Pubco and the Company (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

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(e) Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be finally settled under the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”), unless otherwise agreed, by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties to such Dispute in accordance with said Rules. In the event such parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with such Rules. In the event such parties shall have failed to agree upon a full panel of arbitrators from such second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with such Rules. If at the time of the arbitration the parties to such Dispute agree in writing to submit the dispute to a single arbitrator, such single arbitrator shall be appointed by agreement of such parties in connection with the foregoing procedure or failing such agreement by the AAA in accordance with such Rules. All arbitrators shall be neutral arbitrators and subject to Rule 19 of the Rules. The arbitrators shall apply the laws of the State of Delaware, shall not have the authority to add to, detract from, or modify any provision hereof. To the extent that the Rules and this Agreement are in conflict, the terms of this Agreement shall control. A decision by a majority of the arbitrators shall be final, conclusive and binding. The arbitrators shall deliver a written and reasoned award with respect to the dispute to each of the parties to the dispute, difference, controversy or claim, who shall promptly act in accordance therewith. Any arbitration proceeding shall be held in the State of Delaware. Time is of the essence and the proceedings shall be streamlined and efficient. The arbitration proceedings conducted pursuant hereto shall be confidential. No party shall disclose any information about the arbitration proceedings or the evidence adduced by the other parties in any arbitration proceeding or about documents provided by the other parties in connection with the arbitration proceeding except in the course of a judicial, regulatory or arbitration proceeding or as may be requested by a governmental authority or as required or advisable under law or exchange rules. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other parties reasonable written notice of the intended disclosure. The parties shall sign, and the arbitrator, expert witnesses and stenographic reporters shall be asked to sign, appropriate non-disclosure agreements or orders in order to effectuate this Agreement of the parties as to confidentiality. The parties hereby exclude any right of appeal to any court on the merits of the dispute. The provisions of this Section 7(e) may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on the award (including equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 7(e) shall prevent any Party from seeking injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

(f) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to its choice of law principles). Subject to Section 7(e), for purposes of any legal action, suit or proceeding (an “Proceeding”) arising out of or in connection with this Agreement or any transaction contemplated hereby, each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware (provided, that if, and only after, such courts determine that they lack subject matter jurisdiction over any Proceeding, such Proceeding shall be brought in the federal courts of the United States located in the State of Delaware (and in any court in which appeal from such courts may be taken), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 7(a) shall be effective service of process for any Proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 7(f), (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Proceeding, and (d) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law or in equity. The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party in connection with such agreements, in each case whether now existing or hereafter arising and whether sounding in tort or contract or otherwise. Each party hereto acknowledges that it has been informed by the other parties hereto that this Section 7(f) constitutes a material inducement upon which they are relying and will rely in entering into this Agreement. Any party hereto may file an original counterpart or a copy of this Section 7(f) with any court as written evidence of the consent of each such party to the waiver of its right to trial by jury.

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(g) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon each Subject Party and each Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which purchases, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Parties. Each Subject Party agrees that the obligations of such Subject Party under this Agreement are personal and will not be assigned by such Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(h) Subject Parties Not Authorized to Act on Behalf of Covered Parties. In the event that a Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, such Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Proceeding with respect hereto.

(i) Construction. Each Subject Party acknowledges that such Subject Party has been represented by counsel, or had the opportunity to be represented by counsel of such Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. Any reference herein to an entity’s board of directors or any director shall include any governing body or governing Person equivalent to a board of directors or director under the Delaware General Corporation Law, and any reference herein to an entity’s officers shall include any Persons serving in a function equivalent to such function under the Delaware General Corporation Law.

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(j) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k) Effectiveness. This Agreement shall be binding upon each Subject Party upon such Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

(l) Definitions. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means as to any Person, any other Person that directly or indirectly, is in control of, is controlled by, or is under common control with, such first Person, including any Person who would be treated as a member of a controlled group under Section 414 of the Internal Revenue Code of 1986, as amended, and any officer or director of such Person. For purposes of this definition, an entity shall be deemed to be “controlled by” a Person if the Person possesses, directly or indirectly, power either to (a) vote ten percent (10%) or more of the securities (including convertible securities) of such entity having ordinary voting power or (b) direct or cause the direction of the management or policies of such entity whether by contract or otherwise; and, as to a Person who is a natural person, such person’s Family members.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in the Commonwealth of Virginia are closed.

“Family” means, with respect to any Person, such Person, such Person’s spouse and each of their parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that resides with such Person.

“Person” means any natural person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, governmental authority or other entity.

“Representatives” means, with respect to any Person, its Affiliates and its and its Affiliates’ respective managers, directors, officers, employees, consultants, agents or other representatives (including legal counsel, accountants, financial advisors, investment bankers and brokers).

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“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least fifty percent (50%) of the outstanding equity interests entitled to vote generally in the election of the directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of such other Person, whether by Contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, each undersigned Subject Party has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Parties:

John G. Gulbin, III

TEMPUS INTERMEDIATE HOLDINGS, LLC

By:
Name:
Title:

Acknowledged and accepted as of the date first written above:

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

By:
Name:
Title:

TEMPUS APPLIED SOLUTIONS, LLC

By:
Name:
Title:

[Signature Page to Non-Competition Agreement]